Exhibit 4


                                    AMENDMENT NO. 3 dated as of November 7,
                                    2001, to the Rights Agreement dated as
                                    of June 10, 1998, as amended on April 24,
                                    2001 and on October 2, 2001 (the "Rights
                                    Agreement"), by and between Newport News
                                    Shipbuilding Inc. (the "Company") and First
                                    Chicago Trust Company of New York (now
                                    known as EquiServe Trust Company, N.A.), as Rights Agent (the "Rights Agent").

         Pursuant to the terms of the Rights Agreement and in accordance with Section 26 thereof, the following actions are hereby taken prior to executing the Merger Agreement referred to below:

                  Section 1. Amendments to Rights Agreement. The
Rights Agreement is hereby amended as follows:

                  (a) The definition of "Acquiring Person" in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:

                           "Notwithstanding anything in this Agreement to the contrary, neither Northrop Grumman Corporation nor any of its Affiliates or Associates (hereinafter, collectively, "Northrop Grumman") shall be deemed to be an Acquiring Person, either individually or collectively, solely by virtue of (i) the public announcement of the Offer or the Merger, (ii) the acquisition of shares of Common Stock of the Company pursuant to the Merger Agreement, (iii) the execution of the Merger Agreement or (iv) the commencement of or the Consummation of the Offer or the consummation of the Merger or of the other transactions contemplated in the Merger Agreement."

                  (b) The definition of "Beneficial Owner", "beneficially own" and "Beneficial Ownership" in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:

                           "Furthermore, notwithstanding the foregoing,
                           Northrop Grumman shall not be deemed to be the Beneficial Owner of, nor to Beneficially Own, any of the Common Stock of the Company by reason of the approval, execution, delivery, performance, exercise of rights pursuant to, amendment or consummation of any transaction contemplated by the Merger Agreement."

                  (c) The definition of "Distribution Date" in Section 3(b) of the Rights Agreement is amended to add the following sentence at the end thereof:

                           "Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred solely as the result of
                           (i) the public announcement of the Offer or the Merger, (ii) the acquisition of shares of Common Stock of the Company pursuant to the Merger Agreement, (iii) the execution of the Merger Agreement or (iv) the commencement of or the Consummation of the Offer or the consummation of the Merger or of the other transactions contemplated in the Merger Agreement."

                  (d) The definition of "Merger Agreement" in Section 1 of the Rights Agreement is amended to read in its entirety as follows:

                           "Merger Agreement" means the Agreement and Plan of Merger dated as of November 7, 2001, among Northrop Grumman Corporation, Purchaser Corp. I and the Company.

                  (e) The sentences added to the Rights Agreement by Sections 1(a), 1(b) and 1(c) of Amendment No. 1 to the Rights Agreement are hereby deleted.

                  Section 2. Full Force and Effect. Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

                  Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Delaware applicable to contracts to be made and performed entirely within such State.

                  IN WITNESS WHEREOF, the Corporation and the Rights Agent have caused this Amendment to be duly executed as of the day and year first above written.


                                      NEWPORT NEWS SHIPBUILDING INC.

                                      by:

                                      /s/ Stephen B. Clarkson
                                      ---------------------------------
                                      Name: Stephen B. Clarkson
                                            Vice President,
                                            General Counsel and Secretary


                                      EQUISERVE TRUST COMPANY, N.A.,
                                      as Rights Agent

                                      by:

                                      /s/ Thomas A. Ferrari
                                      ---------------------------------
                                      Name:  Thomas A. Ferrari
                                      Title: Senior Managing Director